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                                                                   Exhibit 10.37

                            STOCK OPTION CERTIFICATE

Internet Capital Group, Inc., a Delaware corporation (the "Company"), hereby grants, on the grant date shown below (the "Date of Grant"), to the grantee named below (the "Grantee") an option (this "Option") to purchase the total number of shares of the common stock of the Company as specified below (the "Shares") at the exercise price per share set forth below (the "Exercise Price"), subject to all of the terms and conditions on both sides of this Stock Option Certificate (the "Certificate") and the Company's 1999 Equity Compensation Plan (the "Plan"). The terms and conditions of the Plan are incorporated herein by reference.

                  ____________________________________________

GRANTEE:                   _________
TYPE OF OPTION:            Nonqualified Stock Option
SHARES SUBJECT TO OPTION:  _________
EXERCISE PRICE PER SHARE:  $_________
DATE OF GRANT:             _________
TERM OF OPTION:            8 years

I hereby accept the Option grant described in this Stock Option Certificate. I have read the terms of the Plan and this Stock Option Certificate, and agree to be bound by the terms of the Plan and this Stock Option Certificate and the interpretations of the Committee (as defined in the Plan) with respect thereto.

Accepted by:
____________________________
          Grantee

In witness whereof, this Stock Option Certificate has been executed by the Company by a duly authorized officer as of the date specified hereon.

Internet Capital Group, Inc.

___________________________________
Walter W. Buckley, III
Chairman and Chief Executive Officer

___________________________________
Luann M. Taiariol, Witness

1. Vesting. Subject to the provisions of Paragraph 3, you will vest in the Option as follows,

      The Shares underlying the Option will vest 100% on the first anniversary of the Date of Grant if you are a Non-Employee Director (as defined in the Plan), Key Advisor (as defined in the Plan), or Employee (as defined in the Plan) at that time.

2. Term; Termination of The Option. This Option will terminate on the occurrence of the earliest to occur of the following dates:

      a. Term of Option. The Option terminates eight (8) years from the Grant Date, or upon the liquidation of the Company, if earlier. If you have not fully exercised the Option prior to that date, you will not be permitted to exercise, and will forfeit any remaining portion of, the Option. The Option will also expire and be forfeited at such times and in such circumstances as otherwise provided in this Certificate or under the Plan.

      b. Termination on Death. If you incur a Termination of Service (as defined in the Plan) on account of your death, or if you die within ninety (90) days after you cease to be so employed on account of a termination identified in Paragraph 2(f), the vested portion of the Option shall terminate unless exercised within the earlier of: (i) the three (3) year period after you incur such Termination of Service, or (ii) the term of the Option. Any unvested portion of the Option will terminate and be forfeited on the date you incur the Termination of Service.

      c. Termination on Disability. If you incur a Termination of Service on account of you incurring a Disability (as defined in the Plan), the vested portion of the Option shall terminate unless exercised within the earlier of: (i) the three (3) year period after you incur such Termination of Service, or (ii) the term of the Option. Any unvested portion of the Option will terminate and be forfeited on the date in which you incur the Termination of Service.

      d. Termination on Retirement. If you incur a Termination of Service on account of your Retirement (as defined in the Plan), any vested portion of the Option shall terminate unless exercised within the earlier of (i) the three (3) year period after you incur such Termination of Service, or (ii) the term of the Option. Any unvested portion of the Option will terminate and be forfeited on the date in which you incur the Termination of Service.

      e. Termination for Cause. If you incur a Termination Service on account of a termination for Cause (as defined in the Plan), the Option will immediately terminate on the date of such Termination of Service and you will forfeit all Shares underlying any exercised portion of the Option for which the Company has not delivered certificates, and the Company shall refund to you the price equal to the lesser of (i) the Exercise Price Per Share you paid for such Shares or (ii) the Fair Market Value (as defined in the Plan) of the Shares on the date of such Termination of Service.

      f. Termination for Any Other Reason. If you incur a Termination of Service for any reason other than as identified in this Paragraph 2, any vested portion of the Option shall terminate unless exercised by you or a transferee under Paragraph 6, if applicable, within the earlier of (i) ninety (90) days after you incur such Termination of Service, or (ii) the term of the Option. Any unvested portion of the Option will terminate and be forfeited on the date you incur the Termination of Service.

3. Exercise Prior to Vesting. Although you can exercise the Option at any time, the Shares that you receive will remain subject to the vesting provisions set forth in Paragraph 1. If you exercise any portion of the Option prior to satisfying those vesting provisions, (A) any unvested Shares will remain subject to the vesting schedule set forth in Paragraph 1, and to the restrictions applicable to Restricted Shares (as defined in the Plan) as set forth in Section 8 of the Plan, and (B) the Company may (but has no obligation to), at any time on or after your Termination of Service, repurchase any then unvested Shares for a price equal to the lesser of (i) the Exercise Price per Share you paid for such Shares or
      (ii) the Fair Market Value (as defined in the Plan) of the Shares on the date of such repurchase.

4.    Method of Exercising the Option.

      a. Notice. When you want to exercise any portion of the Option, you must give written notice to the Company specifying the number of Shares that you would like to purchase.

      b. Method of Payment. To exercise the Option, you must pay to the Company the Exercise Price, (i) in cash, (ii) if approved by the Committee, by delivering Shares that you currently own in accordance with Section 5(f)(y) of the Plan, or (iii) by any other method of payment that the Committee may approve. Payment must be made at the principal office of the Company.

      c. The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. You understand that you are responsible for the income tax consequences of your exercise of the Option and the sale of Shares. The Company may require that you (or the person exercising the Option pursuant to a transfer in accordance with Paragraph 6) represent that you are purchasing the Shares for your own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Committee deems appropriate. All obligations of the Company under this Certificate shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. Subject to Committee approval, you may elect to satisfy any tax withholding obligation of the Company with respect to the Option by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

5. Reorganization or Change of Control. The provisions of the Plan applicable to a Reorganization (as defined in the Plan) or a Change of Control (as defined in the Plan) shall apply to the Option, and, in the event of a Reorganization or a Change of Control, the Committee may take such actions as it deems appropriate pursuant to the Plan.

6. Transferability of The Option. You may transfer the Option only: (a) by will or the laws of descent and distribution or (b) to (i) your spouse, children or grandchildren ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of you or such Immediate

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                                                                   Exhibit 10.37

      Family Members (or both), (iii) a partnership in which you or such Immediate Family Members (or both) are the only partners or (iv) a corporation wholly owned by you or such Immediate Family Members (or both); provided that (w) the transfer does not result in accelerated federal income tax, (x) you do not receive any consideration, (y) the transferred Option continues to be subject to the same terms and conditions as it was immediately before the transfer, provided that the provisions of this Certificate and the Plan shall be deemed to apply to the transferee where the context so requires, and (z) the transfer complies with such other terms and conditions as determined by the Committee. Except as set forth above, the Option is exercisable only by you during your lifetime.

7. Incorporation by Reference; Entire Agreement; Definitions. This Option shall be subject to the terms, conditions and limitations of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Shares,
      (iii) changes in capitalization of the Company, and (iv) other requirements of applicable law. This Certificate, together with the Plan, contains the entire agreement between you and the Company with respect to the Option and supersedes all prior and contemporaneous agreements, written or oral, with respect thereto. In the event of any contradiction, distinction or differences between this Certificate and the terms of the Plan, the terms of the Plan will control. Except as otherwise defined in this Certificate, the terms used in this Certificate shall have the meanings set forth in the Plan.

8. No Stockholder Rights. Neither you, nor any person or entity you transfer the Option pursuant to Paragraph 6, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

9. Assignment and Transfers. Your rights and interests under this Certificate may not be sold, assigned, encumbered or otherwise transferred except as provided in Paragraph 6. In the event of any attempt by you to alienate, assign, pledge, hypothecate, or otherwise dispose of this Option or any right hereunder, except as provided for in this Certificate, or in the event of the levy of any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to you, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company's parent, subsidiaries, and affiliates. This Certificate may be assigned by the Company without your consent.

10. Governing Law. This Certificate shall be deemed to be made under, and shall be construed in accordance with, the laws of the State of Delaware, without giving effect to conflict of laws provisions thereof.

11.     Miscellaneous.

  a. The captions of this Certificate are not part of the provisions hereof and shall have no force or effect. This Certificate may not be amended or modified except by a written agreement executed by you, or your legal representative, as applicable, and by the Company, or by its successors or legal representative, as applicable. The invalidity or unenforceability of any provision of this Certificate shall not affect the validity or enforceability of any other provision of this Certificate.

  b. The Committee may make such rules and regulations and establish such procedures for the administration of this Certificate as it deems appropriate. Without limiting the generality of the foregoing, the Committee may interpret this Certificate and the Plan, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law. In the event of any dispute or disagreement as to the interpretation of this Certificate, the Plan, or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to this Certificate or the Plan, the decision of the Committee shall be final and binding on all persons, and your accepting this Option is your agreement to this.

  c. All notices hereunder shall be in writing, and if to the Company or the Committee, shall be delivered to the Board of Directors of the Company or mailed to its principal office, addressed to the attention of the Board of Directors; and if to you, shall be delivered personally, sent by facsimile transmission or mailed to you at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Paragraph 11(c).

  d. The failure of you or the Company to insist upon strict compliance with any provision of this Certificate or the Plan, or to assert any right that you or the Company, respectively, may have under this Certificate or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Certificate or the Plan.

  e. Nothing in this Certificate shall confer on you the right to continue in the service or employment of the Company, its parent or subsidiaries, or interfere in any way with the right of the Company, its parent or subsidiaries, and its stockholders to terminate your service or employment at any time.

Grantee's Initials:________